Exhibit 99.1

FOR IMMEDIATE RELEASE

Media Relations Contact:	Investor Relations Contact:
Holly Burkhart	Michael Magaro
TIBCO Software Inc.	TIBCO Software Inc.
(650) 846-8463	(650) 846-5747
hburkhart@tibco.com	mmagaro@tibco.com

TIBCO SOFTWARE REPORTS RECORD FOURTH QUARTER FINANCIAL RESULTS

Year over Year License Revenues up 13% and Non-GAAP Operating Profit Rises 17%

PALO ALTO, Calif., December 20, 2007 – TIBCO Software Inc. (Nasdaq: TIBX) today announced record results for its fourth quarter, which ended on November 30, 2007.

Total revenue for the fourth quarter of fiscal 2007 was $186.1 million and net income was $27.6 million, or $0.14 per diluted share. This compares to total revenue of $161.0 million and net income of $31.5 million, or $0.14 per diluted share, as reported for the fourth quarter of fiscal 2006.

On a non-GAAP basis, net income for the fourth quarter of fiscal 2007 was $34.2 million or $0.18 per diluted share, compared with $29.8 million or $0.14 per diluted share for the fourth quarter of fiscal 2006. Non-GAAP operating income for the fourth quarter of fiscal 2007 was $50.2 million, resulting in non-GAAP operating margins of 27.0%. This compares to non-GAAP operating income of $43.0 million, or 26.7% non-GAAP operating margins in the fourth quarter of fiscal 2006. Non-GAAP results exclude stock-based compensation expense, amortization of acquired intangible assets, restructuring charges and gains on sales of certain equity investments, and assume a non-GAAP effective tax rate of 35% for fiscal 2007 and 37% for fiscal 2006.

“We finished with a strong Q4 ending the year with double digit growth,” said Vivek Ranadivé, TIBCO’s chairman and chief executive officer. “As we head into 2008, I am confident that our overall market opportunity remains strong now and over the long-term. I also believe our role as a neutral software infrastructure provider is increasingly valuable, and along with our continual innovation, positions us well for the future.”

Fourth Quarter Fiscal 2007 Highlights

•	License revenues were $99.6 million, up 89% sequentially and 13% year over year;

•	TIBCO closed a record 139 deals over $100k and had 17 deals over $1 million;

•	Continued strength and demand across all product lines, with several verticals such as Finance, Telecommunications and Life Sciences showing particular strength;

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TIBCO expanded its business with leading companies in Q4 such as Agilent Technologies, Air France-KLM, BP, Chicago Mercantile Exchange, Delta, Equiduct, HBOS plc, Live Nation, PNM Resources, Rand Merchant Bank, TeliaSonera, Telenor and UBS.

Conference Call Details

TIBCO has scheduled a conference call for 4:30 pm ET / 1:30 pm PT today to discuss its fourth quarter results. The conference call will be hosted by Thomson Financial and may be accessed over the Internet at www.tibco.com or via dial-in at (877) 741-4253 or (719) 325-4793. Please join the conference call at least 10 minutes early to register. A replay of the conference call will be available until midnight on January 20, 2008 at www.tibco.com or via dial-in at (888) 203-1112 or (719) 457-0820. The pass code for both the call and the replay is 4907912.

About TIBCO

TIBCO digitized Wall Street in the ‘80s with its event-driven “Information Bus” software, which helped make real-time business a strategic differentiator in the ‘90s. Today, TIBCO’s infrastructure software gives customers the ability to constantly innovate by connecting applications and data in a service-oriented architecture, streamlining activities through business process management, and giving people the information and intelligence tools they need to make faster and smarter decisions, what we call The Power of Now. TIBCO serves more than 3,000 customers around the world with offices in 40 countries and an ecosystem of over 200 partners. Learn more at www.tibco.com.

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TIBCO, The Power of Now and TIBCO Software are trademarks or registered trademarks of TIBCO Software Inc. in the United States and/or other countries. All other product and company names and marks mentioned in this document are the property of their respective owners and are mentioned for identification purposes only.

About Non-GAAP Financial Information

This press release includes non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP), please see the section entitled “About Non-GAAP Financial Measures” and the accompanying table entitled “Reconciliation of GAAP to Non-GAAP Measures.”

Legal Notice Regarding Forward-Looking Statements

This release contains forward-looking statements within the meaning of the “safe harbor” provisions of the federal securities laws. The final financial results for fourth quarter of fiscal year 2007 may differ materially from the preliminary results presented in this release due to factors that include, but are not limited to, risks associated with the final review of the results and preparation of audited financial statements. In addition, forward-looking statements such as statements regarding the future strength of the market opportunity for infrastructure software and TIBCO’s ability to capitalize on such opportunity are subject to risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. These risks include: adverse changes in general economic or market conditions resulting in delays or reductions in information technology spending; successful execution of TIBCO’s business plans; and competitive factors, including but not limited to pricing pressures, industry consolidation and new product introductions. Additional information regarding potential risks is provided in TIBCO’s filings with the SEC, including its most recent Annual Report on Form 10-K for the year ended November 30, 2006 and Quarterly Report on Form 10-Q for the quarter ended September 2, 2007. TIBCO assumes no obligation to update the forward-looking statements included in this release.

TIBCO Software Inc.

Condensed Consolidated Balance Sheets

(unaudited)

(in thousands)

	As of November 30,
	2007	2006
ASSETS
Current assets:
Cash and cash equivalents	$170,237	$138,912
Short-term investments	95,534	400,658
Accounts receivable, net	161,730	149,141
Prepaid expenses and other current assets	53,540	35,699

Total current assets	481,041	724,410

Property and equipment, net	111,390	113,787
Goodwill	412,256	274,442
Acquired intangible assets, net	110,930	55,072
Long-term deferred income tax assets	35,307	21,437
Other assets	47,535	37,211

Total assets	$1,198,459	$1,226,359

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$12,076	$12,651
Accrued liabilities	95,526	74,347
Accrued excess facilities costs	5,421	4,251
Deferred revenue	128,511	102,269
Current portion of long-term debt	1,924	1,892

Total current liabilities	243,458	195,410

Accrued excess facilities costs, less current portion	10,811	18,150
Long-term deferred revenue	13,008	4,151
Long-term deferred income tax liabilities	25,821	11,439
Long-term debt, less current portion	44,558	46,453
Other long-term liabilities	5,006	4,749

Total long-term liabilities	99,204	84,942

Total liabilities	342,662	280,352

Minority interest	401	—

Total stockholders’ equity	855,396	946,007

Total liabilities and stockholders’ equity	$1,198,459	$1,226,359

TIBCO Software Inc.

Condensed Consolidated Statements of Operations

(unaudited)

(in thousands, except net income per share)

	Three Months Ended November 30,		Year Ended November 30,
	2007	2006	2007	2006
Revenue:
License revenue	$99,609	$88,333	$259,313	$240,071
Service and maintenance revenue:
Service and maintenance	84,211	70,796	310,444	269,908
Reimbursable expenses	2,281	1,920	7,629	7,300

Total service and maintenance revenue	86,492	72,716	318,073	277,208

Total revenue	186,101	161,049	577,386	517,279

Cost of revenue:
License	8,591	5,171	24,024	15,936
Service and maintenance	37,522	30,227	134,877	117,745

Total cost of revenue	46,113	35,398	158,901	133,681

Gross Profit	139,988	125,651	418,485	383,598

Operating expenses:
Research and development	26,069	21,015	92,924	85,923
Sales and marketing	59,260	54,584	197,397	172,768
General and administrative	13,009	12,482	51,538	44,139
Restructuring adjustment	—	(1,042)	(1,095)	(1,042)
Amortization of acquired intangible assets	4,164	2,362	13,164	9,454
Acquired in-process research and development	—	—	1,600	—

Total operating expenses	102,502	89,401	355,528	311,242

Income from operations	37,486	36,250	62,957	72,356

Interest income	3,499	5,261	18,447	19,936
Interest expense	(1,170)	(1,169)	(2,824)	(3,171)
Other income (expense), net	56	292	(1,181)	1,437

Income before provision for income taxes and minority interest	39,871	40,634	77,399	90,558

Provision for income taxes	12,186	9,093	25,401	17,694

Minority interest, net of tax	40	—	110	—

Net income	$27,645	$31,541	$51,888	$72,864

Net income per share:
Basic	$0.15	$0.15	$0.26	$0.35

Diluted	$0.14	$0.14	$0.25	$0.33

Shares used to compute net income per share:
Basic	188,748	210,181	198,885	209,538

Diluted	192,940	217,849	205,316	218,075

TIBCO Software Inc.

Condensed Consolidated Statements of Cash Flows

(unaudited)

(in thousands)

	Year Ended November 30,
	2007	2006
Cash flows from operating activities:
Net income	$51,888	$72,864
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property and equipment	16,167	15,641
Amortization of acquired intangible assets	23,490	14,776
Stock-based compensation	17,563	15,818
Acquired in-process research and development	1,600	—
Deferred income tax	(6,021)	(19,549)
Tax benefits related to stock benefit plans	19,456	24,695
Excess tax benefits from stock-based compensation	(20,995)	(21,482)
Minority interest, net of tax	110	—
Other non-cash adjustments, net	(1,506)	(799)
Changes in assets and liabilities:
Accounts receivable	(5,459)	(28,002)
Due from related parties, net	—	1,243
Prepaid expenses and other assets	(4,367)	(4,935)
Accounts payable	(885)	3,008
Accrued liabilities and excess facilities costs	(9,080)	8,559
Deferred revenue	17,304	24,113

Net cash provided by operating activities	99,265	105,950

Cash flows from investing activities:
Purchases of short-term investments	(140,928)	(407,639)
Maturities and sales of short-term investments	450,311	277,588
Purchases of private equity investments	(63)	(82)
Proceeds from private equity investments	803	1,488
Cash used in acquisition, net of cash received	(182,912)	—
Purchases of property and equipment	(12,599)	(12,974)
Restricted cash pledged as security	368	(1,506)

Net cash provided by (used for) investing activities	114,980	(143,125)

Cash flows from financing activities:
Proceeds from issuance of common stock	25,043	22,243
Repurchases of the Company’s common stock	(226,932)	(77,672)
Excess tax benefits from stock-based compensation	20,995	21,482
Principal payments on long-term debt	(6,277)	(1,798)
Proceeds from minority investors	189	—

Net cash used for financing activities	(186,982)	(35,745)

Effect of foreign exchange rate changes on cash and cash equivalents	4,062	3,076

Net change in cash and cash equivalents	31,325	(69,844)

Cash and cash equivalents at beginning of period	138,912	208,756

Cash and cash equivalents at end of period	$170,237	$138,912

About Non-GAAP Financial Measures

TIBCO provides non-GAAP measures for operating income, net income and net income per share data as supplemental information regarding TIBCO’s business performance. TIBCO believes that these non-GAAP financial measures are useful to investors because they exclude non-operating charges. TIBCO’s management excludes these non-operating charges when it internally evaluates the performance of TIBCO’s business and makes operating decisions, including internal budgeting, performance measurement and the calculation of bonuses and discretionary compensation, because these measures provide a consistent method of comparison to historical periods. Moreover, management believes these non-GAAP measures reflect the essential revenue generation activities of TIBCO. Accordingly, management excludes gains and losses on equity investments, costs related to formal restructuring plans, stock-based compensation related to employee stock options, the amortization of acquired intangible assets and charges for acquired in-process research and development, and the income tax effects of the foregoing, as well as adjustments for the impact of changes in the valuation allowance recorded against TIBCO’s deferred tax assets when making operational decisions.

TIBCO believes that providing the non-GAAP measures that management uses to its investors is useful to investors for a number of reasons. The non-GAAP measures provide a consistent basis for investors to understand TIBCO’s financial performance on a trended basis across historical periods. In addition, it allows investors to evaluate TIBCO’s performance using the same methodology and information as that used by TIBCO’s management.

Non-GAAP measures are subject to material limitations as these measures are not in accordance with, or a substitute for, GAAP and thus TIBCO’s definition may be different from similar non-GAAP measures used by other companies and/or analysts. However, TIBCO’s management compensates for these limitations by providing the relevant disclosure of the items excluded in the calculation of non-GAAP operating income, non-GAAP net income and non-GAAP net income per share. In addition, some items such as restructuring charges that are excluded from non-GAAP net income and non-GAAP earnings per share can have a material impact on cash flows and stock compensation charges can have a significant impact on earnings. Management compensates for these limitations by evaluating the non-GAAP measure together with the most directly comparable GAAP measure. TIBCO has historically provided non-GAAP measures to the investment community as a supplement to its GAAP results, to enable investors to evaluate TIBCO’s business performance in the way that management does.

The non-GAAP adjustments, and the basis for excluding them, are outlined below:

Stock-based Compensation

TIBCO incurs stock-based compensation expense under SFAS 123(R). TIBCO excludes this item for the purposes of calculating non-GAAP operating income, non-GAAP net income and non-GAAP net income per share because it is a non-cash expense that TIBCO believes is not reflective of its business performance. The nature of the stock-based compensation expense also makes it very difficult to estimate prospectively, since the expense will vary with changes in the stock price and market conditions at the time of new grants, varying valuation methodologies, subjective assumptions and different award types, making the comparison of current results with forward-looking guidance potentially difficult for investors to interpret. The tax effects of stock-based compensation expenses may also vary significantly from period to period, without any change in underlying operational performance, thereby obscuring the underlying profitability of operations relative to prior periods (including prior periods following the adoption of SFAS 123(R)). The exclusion of stock-based compensation from the non-GAAP measures also allows a consistent comparison of TIBCO’s relative historical financial performance, since the method for accounting for stock-based compensation changed at the beginning of fiscal 2006 when TIBCO adopted SFAS 123(R). Finally, TIBCO believes that non-GAAP measures of profitability that exclude stock-based compensation are widely used by analysts and investors in the software industry.

Amortization of Intangible Assets

TIBCO has incurred amortization of intangible assets, included in its GAAP financial statements, related to various acquisitions TIBCO has made. Management excludes these items, for the purposes of calculating non-GAAP operating income, non-GAAP net income and non-GAAP net income per share. TIBCO believes that eliminating this expense from its non-GAAP measures is useful to investors, because the amortization of intangible assets can be inconsistent in amount and frequency and is significantly impacted by the timing and magnitude of TIBCO’s acquisition transactions, which also vary substantially in frequency from period to period.

Acquired In Process Research and Development

The Company recorded charges for acquired in-process research and development (“IPR&D”), included in its GAAP presentation of operating expense, in connection with its acquisitions. These amounts were expensed on the acquisition dates as the acquired technology had not yet reached technological feasibility and had no future alternative uses. There can be no assurance that acquisition of businesses, products or technologies in the future will not result in substantial charges for acquired IPR&D. Accordingly, acquired IPR&D are non-recurring and generally unpredictable. The Company believes that eliminating this expense, for the purposes of calculating non-GAAP operating income, non-GAAP net income and non-GAAP net income per share, is useful to investors.

Restructuring Activities

TIBCO has incurred restructuring expenses, included in its GAAP presentation of operating expense, primarily due to workforce related charges such as payments for severance and benefits and estimated costs of exiting and terminating facility lease commitments related to a formal restructuring plan. TIBCO excludes these items, for the purposes of calculating non-GAAP operating income, non-GAAP net income and non-GAAP net income per share, when it evaluates the continuing business performance of TIBCO. TIBCO believes that these items are not consistently recurring and do not necessarily reflect expected future operating expense, nor does TIBCO believe that they provide a meaningful evaluation of current versus past business results or the expense levels required to support TIBCO’s operating plan.

Investment Activities

TIBCO records gains or losses on its equity investments based on its pro-rata share of gains or the net losses of the investment. These gains or net losses are included in TIBCO’s GAAP presentation of operating income, net income and net income per share. TIBCO’s business is not to invest in third parties, and such investments do not constitute a material portion of TIBCO’s assets. The timing and magnitude of gains and losses are unpredictable, as they are inherently based on the performance of the third party subject to a particular investment. TIBCO excludes these items, for the purposes of calculating non-GAAP operating income, non-GAAP net income and non-GAAP net income per share, when it evaluates the continuing business performance of TIBCO. TIBCO believes that these items do not necessarily reflect expected future operating expense or income, nor does TIBCO believe that they provide a meaningful evaluation of current versus past business results or the expense levels required to support TIBCO’s operating plan.

The following table is a reconciliation of GAAP measures to non-GAAP for the fourth quarter and year ended November 30, 2007.

TIBCO Software Inc.

Reconciliation of GAAP to Non-GAAP Measures

(unaudited)

(in thousands, except net income per share)

	Three Months Ended November 30,				Year Ended November 30,
	2007		2006		2007		2006
	Operating Income	Net Income	Operating Income	Net Income	Operating Income	Net Income	Operating Income	Net Income
GAAP	$37,486	$27,645	$36,250	$31,541	$62,957	$51,888	$72,356	$72,864
Amortization of intangible assets - cost of revenue	3,829	3,829	1,330	1,330	10,326	10,326	5,322	5,322
Amortization of intangible assets - operating expense	4,164	4,164	2,363	2,363	13,164	13,164	9,454	9,454
Stock-based compensation - cost of revenue	647	647	498	498	2,465	2,465	2,112	2,112
Stock-based compensation - R&D expense	897	897	852	852	3,712	3,712	3,612	3,612
Stock-based compensation - S&M expense	1,593	1,593	1,199	1,199	5,695	5,695	4,617	4,617
Stock-based compensation - G&A expense	1,601	1,601	1,519	1,519	5,691	5,691	5,477	5,477
Acquired in-process research and development	—	—	—	—	1,600	1,600	—	—
Restructuring adjustment	—	—	(1,042)	(1,042)	(1,095)	(1,095)	(1,042)	(1,042)
Realized gain on sales of private equity investment	—	—	—			(64)		(738)
Income tax adjustment for non-GAAP (1)		(6,225)		(8,428)		(16,212)		(26,474)

Non-GAAP	$50,217	$34,151	$42,969	$29,832	$104,515	$77,170	$101,908	$75,204

Diluted net income per share:

GAAP		$0.14		$0.14		$0.25		$0.33

Non-GAAP		$0.18		$0.14		$0.38		$0.34

Shares used to compute diluted net income per share		192,940		217,849		205,316		218,075

(1)	The estimated non-GAAP effective tax rate was 35% for fiscal 2007 and 37% for fiscal 2006, and has been used to adjust the provision for income taxes for non-GAAP purposes.